Exhibit 99.1

People’s United Financial Reports Fourth Quarter Net Income of $132.9 Million, or $0.35 per Common Share

Operating Earnings of $0.36 per Common Share

•	Announced the acquisition of BSB Bancorp and acquired VAR Technology Finance.

•	Return on average assets of 1.11 percent and return on average tangible common equity of 14.9 percent.

•	Efficiency ratio of 55.1 percent, an improvement of 160 basis points linked-quarter, reflecting continued revenue growth and well-controlled expenses.

•	Net interest margin of 3.17 percent, expanded two basis points linked-quarter.

•	End of period loans and deposits each increased nine percent from September 30, reflecting the First Connecticut Bancorp acquisition and organic growth.

BRIDGEPORT, CT., January 17, 2019 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the fourth quarter and full year 2018. These results along with comparison periods are summarized below:

($ in millions, except per common share data)
	Three Months Ended			Twelve Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
Net income	$132.9	$117.0	$106.2	$468.1	$337.2
Net income available to common shareholders	129.4	113.5	102.7	454.0	323.1
Per common share	0.35	0.33	0.30	1.29	0.97

Operating earnings[1]	134.2	113.8	104.5	461.4	345.8
Per common share	0.36	0.33	0.31	1.31	1.04

Net interest income	$332.6	$306.4	$292.3	$1,236.0	$1,100.5
Net interest margin	3.17%	3.15%	3.07%	3.12%	2.98%

Non-interest income	88.7	92.3	87.3	366.4	352.9
Operating non-interest income[1]	98.7	92.3	97.3	376.4	362.9

Non-interest expense	$262.7	$241.3	$239.7	$996.1	$960.3
Operating non-interest expense[1]	254.7	240.8	238.1	984.7	929.7

Efficiency ratio	55.1%	56.7%	56.1%	57.4%	57.7%

Average balances
Loans	$35,016	$32,166	$32,271	$32,854	$31,265
Deposits	35,959	33,058	32,879	33,601	31,732

End of period balances
Loans	35,241	32,199	32,575
Deposits	36,159	33,210	33,056

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

“We are pleased with the advancements made in 2018 to further build our franchise for the long-term with investments in revenue producing initiatives and talent as well as enhancements to our digital capabilities and technology infrastructure,” said Jack Barnes, Chairman and Chief Executive Officer. “While making these important strategic investments, we continued to strengthen the profitability of the Company. Full year operating earnings of $461.4 million were up 33 percent from a year ago despite loan growth headwinds. In addition, operating earnings per common share of $1.31 increased for the ninth consecutive year. We also remain focused on balancing organic growth with thoughtful M&A. The integration of First Connecticut continues to progress extremely well and we were excited to announce in November the acquisition of BSB Bancorp, which will deepen our presence in the Greater Boston area. Consistent with this strategy, we disclosed today the all-cash acquisition of VAR Technology Finance, which focuses on serving the technology sector and is ranked among the top independent, privately held equipment finance companies nationwide for new business volume. Similar to our recent equipment financing acquisitions, this transaction further deepens the Company’s network of specialty finance experts and bolsters our nationwide businesses. Looking ahead to 2019, we are excited about realizing on the opportunities across our diverse portfolio of businesses, deepening customer relationships and delivering value to shareholders.”

“Our fourth quarter financial performance resulted in a strong finish to the year as evidenced by another quarter of record earnings, an operating return on average tangible common equity of 15.5 percent and a 160 basis point improvement in the efficiency ratio compared to the third quarter,” said David Rosato, Senior Executive Vice President and Chief Financial Officer. “Operating earnings of $134.2 million increased 18 percent linked-quarter and benefited from the First Connecticut acquisition and further net interest margin expansion. The quarter was also favorably impacted by a lower effective tax rate which reflected discrete tax benefits associated with certain tax-advantaged investments as well as a benefit realized in connection with tax reform. Excluding the addition of First Connecticut, period-end loan and deposit balances grew one percent and two percent, respectively, from September 30th. Loan growth benefited from strong production in equipment financing as well as in our healthcare and large corporate verticals. These results were partially offset by lower mortgage warehouse lending balances and continued runoff of the transactional portion of the New York multifamily portfolio.”

	As of and for the Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Dec. 31, 2017
Asset Quality
Net loan charge-offs to average total loans	0.09%	0.09%	0.08%
Originated non-performing loans as a percentage of originated loans	0.55%	0.53%	0.49%

Returns
Return on average assets[1]	1.11%	1.06%	0.96%
Return on average tangible common equity	14.9%	14.5%	13.8%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.6%	7.6%	7.2%
Tier 1 leverage	8.7%	8.7%	8.3%
Common equity tier 1	10.3%	10.3%	9.7%
Tier 1 risk-based	11.0%	11.1%	10.4%
Total risk-based	12.6%	12.8%	12.2%

People’s United Bank, N.A.
Tier 1 leverage	9.0%	9.2%	8.5%
Common equity tier 1	11.4%	11.6%	10.7%
Tier 1 risk-based	11.4%	11.6%	10.7%
Total risk-based	13.2%	13.6%	12.6%

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

The Company’s Board of Directors declared a $0.1750 per common share quarterly dividend payable February 15, 2019 to shareholders of record on February 1, 2019. Based on the closing stock price on January 16, 2019, the dividend yield on People’s United Financial common stock is 4.5 percent.

People’s United Financial, Inc., a diversified financial services company with $48 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of over 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine.

4Q 2018 Financial Highlights

Summary

•	Net income totaled $132.9 million, or $0.35 per common share.

•	Net income available to common shareholders totaled $129.4 million.

•	Operating earnings totaled $134.2 million, or $0.36 per common share (see page 16).

•	Net interest income totaled $332.6 million in 4Q18 compared to $306.4 million in 3Q18.

•	Net interest margin increased two basis points from 3Q18 to 3.17% reflecting:

•	Higher yields on the loan portfolio (increase of 17 basis points).

•	Higher yields on the securities portfolio (increase of one basis point).

•	Higher rates on deposits and borrowings (decrease of 16 basis points).

•	Provision for loan losses totaled $9.9 million.

•	Net loan charge-offs totaled $7.5 million.

•	Net loan charge-off ratio of 0.09% in 4Q18.

•	Non-interest income totaled $88.7 million in 4Q18 compared to $92.3 million in 3Q18.

•	Operating non-interest income totaled $98.7 million in 4Q18 (see page 16).

•	Customer interest rate swap income increased $3.5 million.

•	Bank service charges increased $2.0 million.

•	Commercial banking lending fees increased $1.7 million.

•	Insurance revenue decreased $3.1 million.

•	Net security losses of $10.0 million in 4Q18 incurred in response to a tax reform-related benefit realized in the period (see page 16).

•

At December 31, 2018, assets under administration totaled $23.2 billion, of which $8.6 billion are under discretionary management, compared to $23.8 billion and $9.3 billion, respectively, at September 30, 2018.

•	Non-interest expense totaled $262.7 million in 4Q18 compared to $241.3 million in 3Q18.

•	Operating non-interest expense totaled $254.7 million in 4Q18 (see page 16).

•

Compensation and benefits expense, excluding $3.5 million of merger-related expenses, increased $12.3 million, primarily reflecting additional employees resulting from the First Connecticut acquisition.

•	Regulatory assessment expense decreased $2.6 million.

•	Professional and outside services expense, excluding $3.7 million and $0.4 million of merger-related expenses in 4Q18 and 3Q18, respectively, increased $1.1 million.

•	Other non-interest expense includes merger-related expenses of $0.2 million and $0.1 million in 4Q18 and 3Q18, respectively.

•	The efficiency ratio was 55.1% for 4Q18 compared to 56.7% for 3Q18 and 56.1% for 4Q17 (see page 16).

•	The effective income tax rate was 10.6% for 4Q18 and 18.8% for the full-year of 2018, compared to 27.8% for the full-year of 2017 (19.8% for 4Q17).

•

The rates in 2018 reflect the benefit from a reduction in the U.S. federal corporate income tax rate from 35% to 21%, effective January 1, 2018, as well as a $9.2 million benefit realized in connection with tax reform. The rates in 2017 reflect a $6.5 million benefit realized in connection with tax reform (see page 16).

Commercial Banking

•	Commercial loans totaled $25.1 billion at December 31, 2018, an increase of $1.7 billion from September 30, 2018.

•	Organic loan growth of $292 million.

•	The equipment financing portfolio increased $130 million from September 30, 2018.

•	The mortgage warehouse portfolio decreased $80 million from September 30, 2018.

•	The New York multifamily portfolio decreased $79 million from September 30, 2018.

•	Average commercial loans totaled $24.8 billion in 4Q18, an increase of $1.5 billion from 3Q18.

•	The average equipment financing portfolio increased $122 million from 3Q18.

•	The average mortgage warehouse portfolio decreased $142 million from 3Q18.

•	The average New York multifamily portfolio decreased $99 million from 3Q18.

•	Commercial deposits totaled $13.1 billion at December 31, 2018 compared to $11.9 billion at September 30, 2018.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.52% at both December 31, 2018 and September 30, 2018.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $126.1 million at December 31, 2018 compared to $122.1 million at September 30, 2018.

•	For the originated commercial loan portfolio, the allowance for loan losses as a percentage of loans was 0.93% at December 31, 2018 compared to 0.94% at September 30, 2018.

•	The originated commercial allowance for loan losses represented 181% of originated non-performing commercial loans at December 31, 2018 compared to 182% at September 30, 2018.

Retail Banking

•	Residential mortgage loans totaled $8.2 billion at December 31, 2018, an increase of $1.2 billion from September 30, 2018.

•	Organic loan growth of $28 million.

•	Average residential mortgage loans totaled $8.2 billion in 4Q18, an increase of $1.3 billion from 3Q18.

•	Home equity loans totaled $2.0 billion at December 31, 2018, an increase of $95 million from September 30, 2018.

•	Average home equity loans totaled $2.0 billion in 4Q18, an increase of $105 million from 3Q18.

•	Retail deposits totaled $23.1 billion at December 31, 2018 compared to $21.3 billion at September 30, 2018.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.57% at December 31, 2018 compared to 0.48% at September 30, 2018.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.85% at December 31, 2018 compared to 0.80% at September 30, 2018.

Conference Call

On January 17, 2019, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third- party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial completed its acquisition of First Connecticut Bancorp effective October 1, 2018. Accordingly, First Connecticut’s results of operations are included beginning with the effective date, and prior period results have not been restated to include First Connecticut.

	Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions, except per common share data)	2018	2018	2018	2018	2017
Earnings Data:
Net interest income (fully taxable equivalent)	$339.5	$313.0	$307.8	$302.1	$304.1
Net interest income	332.6	306.4	301.2	295.8	292.3
Provision for loan losses	9.9	8.2	6.5	5.4	7.5
Non-interest income (1)	88.7	92.3	94.9	90.4	87.3
Non-interest expense (1)	262.7	241.3	248.6	243.5	239.7
Income before income tax expense	148.7	149.2	141.0	137.3	132.4
Net income	132.9	117.0	110.2	107.9	106.2
Net income available to common shareholders (1)	129.4	113.5	106.7	104.4	102.7

Selected Statistical Data:
Net interest margin (2)	3.17%	3.15%	3.10%	3.05%	3.07%
Return on average assets (1), (2)	1.11	1.06	1.00	0.98	0.96
Return on average common equity (2)	8.3	8.0	7.6	7.5	7.4
Return on average tangible common equity (1), (2)	14.9	14.5	13.9	13.8	13.8
Efficiency ratio (1)	55.1	56.7	58.4	59.4	56.1

Common Share Data:
Earnings per common share:
Basic	$0.35	$0.33	$0.31	$0.31	$0.30
Diluted (1)	0.35	0.33	0.31	0.30	0.30
Dividends paid per common share	0.1750	0.1750	0.1750	0.1725	0.1725
Common dividend payout ratio (1)	50.3%	52.9%	56.2%	56.3%	57.1%
Book value per common share (end of period)	$16.95	$16.69	$16.56	$16.43	$16.40
Tangible book value per common share (end of period) (1)	9.23	9.19	9.02	8.93	8.87
Stock price:
High	17.46	19.00	19.37	20.26	19.50
Low	13.66	16.95	18.00	18.18	17.58
Close (end of period)	14.43	17.12	18.09	18.66	18.70
Common shares (end of period) (in millions)	371.02	342.36	341.59	341.01	339.98
Weighted average diluted common shares (in millions)	372.83	345.04	344.47	344.00	341.11

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial completed its acquisition of First Connecticut Bancorp effective October 1, 2018. Accordingly, First Connecticut’s results of operations are included beginning with the effective date, and prior period results have not been restated to include First Connecticut.

	Twelve Months Ended December 31,
(dollars in millions, except per common share data)	2018	2017
Earnings Data:
Net interest income (fully taxable equivalent)	$1,262.4	$1,143.2
Net interest income	1,236.0	1,100.5
Provision for loan losses	30.0	26.0
Non-interest income (1)	366.4	352.9
Non-interest expense (1)	996.1	960.3
Income before income tax expense	576.3	467.1
Net income	468.1	337.2
Net income available to common shareholders (1)	454.0	323.1

Selected Statistical Data:
Net interest margin	3.12%	2.98%
Return on average assets (1)	1.04	0.79
Return on average common equity	7.8	6.0
Return on average tangible common equity (1)	14.3	11.0
Efficiency ratio (1)	57.4	57.7

Common Share Data:
Earnings per common share:
Basic	$1.30	$0.97
Diluted (1)	1.29	0.97
Dividends paid per common share	0.6975	0.6875
Common dividend payout ratio (1)	53.7%	70.6%
Book value per common share (end of period)	$16.95	$16.40
Tangible book value per common share (end of period) (1)	9.23	8.87
Stock price:
High	20.26	19.85
Low	13.66	15.97
Close (end of period)	14.43	18.70
Common shares (end of period) (in millions)	371.02	339.98
Weighted average diluted common shares (in millions)	351.66	332.36

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

People’s United Financial completed its acquisition of First Connecticut Bancorp effective October 1, 2018. Accordingly, First Connecticut’s results of operations are included beginning with the effective date, and prior period results have not been restated to include First Connecticut.

	As of and for the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2018	2018	2018	2018	2017
Financial Condition Data:
Total assets	$47,877	$44,133	$44,575	$44,101	$44,453
Loans	35,241	32,199	32,512	32,104	32,575
Securities	7,233	7,385	7,324	7,173	7,043
Short-term investments	266	128	253	470	378
Allowance for loan losses	240	238	237	235	234
Goodwill and other acquisition-related intangible assets	2,866	2,569	2,574	2,555	2,560
Deposits	36,159	33,210	32,468	32,894	33,056
Borrowings	3,593	3,392	4,639	3,877	4,104
Notes and debentures	896	886	889	892	902
Stockholders’ equity	6,534	5,959	5,900	5,845	5,820
Total risk-weighted assets (1):
People’s United Financial, Inc.	35,859	33,181	33,369	32,833	33,256
People’s United Bank, N.A.	35,809	33,132	33,317	32,784	33,202
Non-performing assets (2)	186	173	187	174	168
Net loan charge-offs	7.5	7.0	5.0	4.5	6.5

Average Balances:
Loans	$35,016	$32,166	$32,116	$32,096	$32,271
Securities (3)	7,479	7,404	7,302	7,186	7,022
Short-term investments	292	193	267	366	361
Total earning assets	42,786	39,763	39,685	39,648	39,654
Total assets	47,721	44,245	44,110	44,011	44,039
Deposits	35,959	33,058	32,535	32,824	32,879
Borrowings	3,456	3,539	4,031	3,752	3,836
Notes and debentures	886	888	890	895	904
Total funding liabilities	40,302	37,485	37,456	37,471	37,619
Stockholders’ equity	6,515	5,937	5,870	5,820	5,774

Ratios:
Net loan charge-offs to average total loans (annualized)	0.09%	0.09%	0.06%	0.06%	0.08%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.61	0.57	0.62	0.58	0.56
Originated allowance for loan losses to:
Originated loans (2)	0.77	0.78	0.77	0.78	0.77
Originated non-performing loans (2)	140.9	147.9	138.4	149.3	155.2
Average stockholders’ equity to average total assets	13.7	13.4	13.3	13.2	13.1
Stockholders’ equity to total assets	13.6	13.5	13.2	13.3	13.1
Tangible common equity to tangible assets (4)	7.6	7.6	7.3	7.3	7.2
Total risk-based capital (1):
People’s United Financial, Inc.	12.6	12.8	12.5	12.6	12.2
People’s United Bank, N.A.	13.2	13.6	13.4	12.9	12.6

(1)	December 31, 2018 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
(in millions)	2018	2018	2018	2017
Assets
Cash and due from banks	$665.7	$410.5	$462.7	$505.1
Short-term investments	266.3	127.5	253.1	377.5
Securities:
Trading debt securities, at fair value	8.4	8.3	8.2	8.2
Equity securities, at fair value	8.1	8.9	9.9	8.7
Debt securities available-for-sale, at fair value	3,121.0	3,312.1	3,245.1	3,125.3
Debt securities held-to-maturity, at amortized cost	3,792.3	3,742.9	3,718.7	3,588.1
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	303.4	312.4	342.2	312.3

Total securities	7,233.2	7,384.6	7,324.1	7,042.6

Loans held-for-sale	19.5	15.2	17.1	16.6

Loans:
Commercial real estate	11,649.6	10,595.5	10,761.1	11,068.7
Commercial and industrial	9,088.9	8,568.6	8,823.3	8,731.1
Equipment financing	4,339.2	4,209.3	4,103.9	3,905.4

Total Commercial Portfolio	25,077.7	23,373.4	23,688.3	23,705.2

Residential mortgage	8,154.2	6,911.9	6,866.2	6,805.7
Home equity and other consumer	2,009.5	1,914.0	1,957.5	2,064.4

Total Retail Portfolio	10,163.7	8,825.9	8,823.7	8,870.1

Total loans	35,241.4	32,199.3	32,512.0	32,575.3
Less allowance for loan losses	(240.4)	(238.0)	(236.8)	(234.4)

Total loans, net	35,001.0	31,961.3	32,275.2	32,340.9

Goodwill and other acquisition-related intangible assets	2,865.7	2,568.9	2,573.8	2,560.0
Bank-owned life insurance	467.0	407.7	407.2	405.0
Premises and equipment, net	267.3	243.8	246.3	253.0
Other assets	1,091.6	1,013.7	1,015.0	952.7

Total assets	$47,877.3	$44,133.2	$44,574.5	$44,453.4

Liabilities
Deposits:
Non-interest-bearing	$8,543.0	$8,060.2	$8,002.4	$8,002.4
Savings	4,116.5	4,048.8	4,184.9	4,410.5
Interest-bearing checking and money market	16,583.3	15,065.3	14,659.4	15,189.1
Time	6,916.2	6,035.9	5,621.5	5,454.3

Total deposits	36,159.0	33,210.2	32,468.2	33,056.3

Borrowings:
Federal Home Loan Bank advances	2,404.5	2,369.7	3,510.1	2,774.4
Federal funds purchased	845.0	735.0	855.0	820.0
Customer repurchase agreements	332.9	261.3	254.9	301.6
Other borrowings	11.0	26.0	19.1	207.8

Total borrowings	3,593.4	3,392.0	4,639.1	4,103.8

Notes and debentures	895.8	885.6	888.7	901.6
Other liabilities	695.2	686.5	678.3	571.8

Total liabilities	41,343.4	38,174.3	38,674.3	38,633.5

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	4.7	4.4	4.4	4.4
Additional paid-in capital	6,549.3	6,054.3	6,040.3	6,012.3
Retained earnings	1,284.8	1,220.9	1,167.9	1,040.2
Unallocated common stock of Employee Stock Ownership Plan, at cost	(130.1)	(131.9)	(133.7)	(137.3)
Accumulated other comprehensive loss	(256.8)	(270.8)	(260.7)	(181.7)
Treasury stock, at cost	(1,162.1)	(1,162.1)	(1,162.1)	(1,162.1)

Total stockholders’ equity	6,533.9	5,958.9	5,900.2	5,819.9

Total liabilities and stockholders’ equity	$47,877.3	$44,133.2	$44,574.5	$44,453.4

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per common share data)	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017
Interest and dividend income:
Commercial real estate	$130.2	$114.7	$111.5	$107.0	$106.2
Commercial and industrial	100.1	93.2	90.1	82.3	80.1
Equipment financing	56.7	56.2	50.5	48.9	47.4
Residential mortgage	70.2	56.0	55.3	54.7	53.4
Home equity and other consumer	24.4	22.0	21.4	20.8	20.7

Total interest on loans	381.6	342.1	328.8	313.7	307.8
Securities	48.5	46.6	45.1	44.0	41.6
Short-term investments	1.4	1.1	1.3	1.2	1.0
Loans held-for-sale	0.3	0.2	0.2	0.2	0.2

Total interest and dividend income	431.8	390.0	375.4	359.1	350.6

Interest expense:
Deposits	70.6	56.9	47.3	41.3	38.3
Borrowings	20.0	18.2	18.5	14.2	12.4
Notes and debentures	8.6	8.5	8.4	7.8	7.6

Total interest expense	99.2	83.6	74.2	63.3	58.3

Net interest income	332.6	306.4	301.2	295.8	292.3
Provision for loan losses	9.9	8.2	6.5	5.4	7.5

Net interest income after provision for loan losses	322.7	298.2	294.7	290.4	284.8

Non-interest income:
Bank service charges	26.9	24.9	24.3	23.8	24.7
Investment management fees	16.4	17.4	17.2	17.7	17.3
Operating lease income	12.0	11.0	11.2	10.7	11.7
Commercial banking lending fees	9.6	7.9	9.4	10.4	8.8
Insurance revenue	6.7	9.8	8.3	9.8	6.9
Cash management fees	6.5	7.0	7.0	6.6	6.5
Customer interest rate swap income, net	6.3	2.8	4.0	1.5	5.2
Brokerage commissions	3.3	3.2	3.2	3.1	2.9
Net security (losses) gains (1)	(10.0)	0.1	—	0.1	(9.8)
Other non-interest income	11.0	8.2	10.3	6.7	13.1

Total non-interest income	88.7	92.3	94.9	90.4	87.3

Non-interest expense:
Compensation and benefits (2)	151.5	135.7	135.0	140.7	132.7
Occupancy and equipment	44.6	41.6	40.8	41.2	41.0
Professional and outside services	21.4	17.0	20.6	18.6	18.7
Operating lease expense	9.8	8.9	8.7	9.0	8.9
Regulatory assessments	7.4	10.0	9.9	10.6	11.9
Amortization of other acquisition-related intangible assets	6.9	4.9	4.9	5.1	7.9
Other non-interest expense (2)	21.1	23.2	28.7	18.3	18.6

Total non-interest expense (1)	262.7	241.3	248.6	243.5	239.7

Income before income tax expense	148.7	149.2	141.0	137.3	132.4
Income tax expense (1)	15.8	32.2	30.8	29.4	26.2

Net income	132.9	117.0	110.2	107.9	106.2
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income available to common shareholders	$129.4	$113.5	$106.7	$104.4	$102.7

Earnings per common share:
Basic	$0.35	$0.33	$0.31	$0.31	$0.30
Diluted	0.35	0.33	0.31	0.30	0.30

(1)

Includes $10.0 million of security losses for both the three months ended December 31, 2018 and 2017, which are considered non-operating, incurred in response to tax reform-related benefits realized in each period. Total non-interest expense includes $8.0 million, $0.5 million, $2.9 million and $1.6 million of non-operating expenses for the three months ended December 31, 2018, September 30, 2018, June 30, 2018 and December 31, 2017, respectively. Income tax expense includes $9.2 million and $6.5 million of benefits realized in connection with tax reform, which are considered non-operating, for the three months ended December 31, 2018 and 2017, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

(2)

In accordance with GAAP, effective January 1, 2018, net periodic pension and postretirement benefit costs are reported within other non-interest expense rather than compensation and benefits. Prior period amounts have been reclassified to conform to this presentation.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
(in millions, except per common share data)	2018	2017
Interest and dividend income:
Commercial real estate	$463.4	$405.7
Commercial and industrial	365.7	298.8
Equipment financing	212.3	152.1
Residential mortgage	236.2	207.5
Home equity and other consumer	88.6	80.0

Total interest on loans	1,366.2	1,144.1
Securities	184.2	153.7
Short-term investments	5.0	3.7
Loans held for sale	0.9	0.9

Total interest and dividend income	1,556.3	1,302.4

Interest expense:
Deposits	216.1	130.7
Borrowings	70.9	41.3
Notes and debentures	33.3	29.9

Total interest expense	320.3	201.9

Net interest income	1,236.0	1,100.5
Provision for loan losses	30.0	26.0

Net interest income after provision for loan losses	1,206.0	1,074.5

Non-interest income:
Bank service charges	99.9	98.5
Investment management fees	68.7	66.5
Operating lease income	44.9	43.8
Commercial banking lending fees	37.3	35.5
Insurance revenue	34.6	33.2
Cash management fees	27.1	26.1
Customer interest rate swap income, net	14.6	12.3
Brokerage commissions	12.8	12.1
Net security (losses) gains (1)	(9.8)	(25.4)
Other non-interest income	36.3	50.3

Total non-interest income	366.4	352.9

Non-interest expense:
Compensation and benefits (2)	562.9	522.7
Occupancy and equipment	168.2	159.6
Professional and outside services	77.6	81.5
Regulatory assessments	37.9	41.7
Operating lease expense	36.4	35.2
Amortization of other acquisition-related intangible assets	21.8	30.0
Other non-interest expense (2)	91.3	89.6

Total non-interest expense (1)	996.1	960.3

Income before income tax expense	576.3	467.1
Income tax expense (1)	108.2	129.9

Net income	468.1	337.2
Preferred stock dividend	14.1	14.1

Net income available to common shareholders	$454.0	$323.1

Earnings per common share:
Basic	$1.30	$0.98
Diluted	1.29	0.97

(1)

Includes $10.0 million of security losses for both the twelve months ended December 31, 2018 and 2017, which are considered non-operating, incurred in response to tax reform-related benefits realized in each period. Total non-interest expense includes $11.4 million and $30.6 million of non-operating expenses for the twelve months ended December 31, 2018 and 2017, respectively. Income tax expense includes $9.2 million and $6.5 million of benefits realized in connection with tax reform, which are considered non-operating, for the twelve months ended December 31, 2018 and 2017, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

(2)

In accordance with GAAP, effective January 1, 2018, net periodic pension and postretirement benefit costs are reported within other non-interest expense rather than compensation and benefits. Prior period amounts have been reclassified to conform to this presentation.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2018			September 30, 2018			December 31, 2017
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$291.6	$1.4	2.02%	$192.5	$1.1	2.06%	$360.7	$1.0	1.16%
Securities (2)	7,478.7	52.9	2.83	7,404.2	50.8	2.75	7,022.6	49.2	2.80
Loans:
Commercial real estate	11,688.1	130.2	4.45	10,641.4	114.7	4.31	11,101.5	106.2	3.83
Commercial and industrial	8,880.3	102.6	4.62	8,584.8	95.6	4.45	8,533.3	84.3	3.95
Equipment financing	4,243.2	56.7	5.34	4,120.8	56.2	5.47	3,750.4	47.4	5.05
Residential mortgage	8,165.4	70.5	3.46	6,887.3	56.2	3.27	6,806.5	53.6	3.15
Home equity and other consumer	2,038.5	24.4	4.80	1,931.8	22.0	4.55	2,079.0	20.7	3.99

Total loans	35,015.5	384.4	4.39	32,166.1	344.7	4.29	32,270.7	312.2	3.87

Total earning assets	42,785.8	$438.7	4.10%	39,762.8	$396.6	3.99%	39,654.0	$362.4	3.66%

Other assets	4,935.3			4,481.8			4,384.6

Total assets	$47,721.1			$44,244.6			$44,038.6

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$8,576.4	$—	—%	$8,025.2	$—	—%	$7,855.0	$—	—%
Savings, interest-bearing checking and money market	20,621.7	41.7	0.81	19,031.4	32.6	0.68	19,605.7	22.7	0.46
Time	6,761.1	28.9	1.71	6,001.3	24.3	1.62	5,417.8	15.6	1.15

Total deposits	35,959.2	70.6	0.79	33,057.9	56.9	0.69	32,878.5	38.3	0.47

Borrowings:
Federal Home Loan Bank advances	2,371.9	14.9	2.51	2,560.6	14.0	2.18	2,616.7	9.2	1.40
Federal funds purchased	761.4	4.5	2.38	722.7	3.8	2.11	690.5	2.3	1.32
Customer repurchase agreements	285.1	0.4	0.56	234.3	0.3	0.53	309.2	0.1	0.19
Other borrowings	37.5	0.2	2.26	20.9	0.1	2.05	219.4	0.8	1.46

Total borrowings	3,455.9	20.0	2.32	3,538.5	18.2	2.05	3,835.8	12.4	1.29

Notes and debentures	886.4	8.6	3.90	888.3	8.5	3.83	904.4	7.6	3.36

Total funding liabilities	40,301.5	$99.2	0.99%	37,484.7	$83.6	0.89%	37,618.7	$58.3	0.62%

Other liabilities	904.2			823.3			645.9

Total liabilities	41,205.7			38,308.0			38,264.6
Stockholders’ equity	6,515.4			5,936.6			5,774.0

Total liabilities and stockholders’ equity	$47,721.1			$44,244.6			$44,038.6

Net interest income/spread (3)		$339.5	3.11%		$313.0	3.10%		$304.1	3.04%

Net interest margin			3.17%			3.15%			3.07%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $6.9 million, $6.6 million and $11.8 million for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2018			December 31, 2017
Twelve months ended	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$278.9	$5.0	1.81%	$358.3	$3.7	1.04%
Securities (1)	7,343.7	200.9	2.74	6,785.0	181.3	2.67
Loans:
Commercial real estate	11,017.7	463.4	4.21	10,961.2	405.7	3.70
Commercial and industrial	8,611.7	375.4	4.36	8,278.6	313.9	3.79
Equipment financing	4,040.8	212.3	5.25	3,264.3	152.1	4.66
Residential mortgage	7,188.6	237.1	3.30	6,653.0	208.4	3.13
Home equity and other consumer	1,995.6	88.6	4.44	2,107.9	80.0	3.80

Total loans	32,854.4	1,376.8	4.19	31,265.0	1,160.1	3.71

Total earning assets	40,477.0	$1,582.7	3.91%	38,408.3	$1,345.1	3.50%

Other assets	4,552.7			4,173.3

Total assets	$45,029.7			$42,581.6

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$8,069.8	$—	—%	$7,329.3	$—	—%
Savings, interest-bearing checking and money market	19,630.1	127.4	0.65	19,486.7	80.1	0.41
Time	5,901.4	88.7	1.50	4,915.7	50.6	1.03

Total deposits	33,601.3	216.1	0.64	31,731.7	130.7	0.41

Borrowings:
Federal Home Loan Bank advances	2,653.6	54.5	2.05	2,677.5	31.5	1.17
Federal funds purchased	682.2	13.6	2.00	643.5	7.1	1.11
Customer repurchase agreements	252.7	1.0	0.40	311.0	0.6	0.19
Other borrowings	104.5	1.8	1.66	132.0	2.1	1.60

Total borrowings	3,693.0	70.9	1.92	3,764.0	41.3	1.10

Notes and debentures	889.8	33.3	3.75	921.3	29.9	3.25

Total funding liabilities	38,184.1	$320.3	0.84%	36,417.0	$201.9	0.55%

Other liabilities	808.4			573.0

Total liabilities	38,992.5			36,990.0
Stockholders’ equity	6,037.2			5,591.6

Total liabilities and stockholders’ equity	$45,029.7			$42,581.6

Net interest income/spread (2)		$1,262.4	3.07%		$1,143.2	2.95%

Net interest margin			3.12%			2.98%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	The fully taxable equivalent adjustment was $26.4 million and $42.7 million for the twelve months ended December 31, 2018 and 2017, respectively.

People’s United Financial, Inc.

Loans acquired in a business combination are initially recorded at fair value with no carryover of an acquired entity’s previous established allowance for loan losses. Accordingly, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2018	2018	2018	2018	2017
Originated non-performing loans:
Commercial:
Commercial real estate	$33.5	$17.2	$20.3	$21.0	$23.7
Commercial and industrial	38.0	44.9	50.1	34.6	32.6
Equipment financing	42.0	49.3	49.2	47.7	44.3

Total	113.5	111.4	119.6	103.3	100.6

Retail:
Residential mortgage	38.9	32.0	33.5	35.4	32.7
Home equity	15.3	14.6	15.1	16.1	15.4
Other consumer	—	0.1	—	—	—

Total	54.2	46.7	48.6	51.5	48.1

Total originated non-performing loans (1)	167.7	158.1	168.2	154.8	148.7

REO:
Commercial	8.7	8.7	9.3	10.6	9.3
Residential	5.5	4.4	5.8	6.8	7.6

Total REO	14.2	13.1	15.1	17.4	16.9

Repossessed assets	3.9	2.0	3.7	1.8	2.5

Total non-performing assets	$185.8	$173.2	$187.0	$174.0	$168.1

Acquired non-performing loans (contractual amount)	$50.1	$32.3	$26.7	$30.1	$29.7

Originated non-performing loans as a percentage of originated loans	0.55%	0.53%	0.56%	0.52%	0.49%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.61	0.57	0.62	0.58	0.56
Tangible stockholders’ equity and originated allowance for loan losses	4.76	4.78	5.25	4.94	4.81

(1)

Reported net of government guarantees totaling $1.9 million at December 31, 2018, $2.5 million at September 30, 2018, $2.6 million at June 30, 2018, $3.0 million at March 31, 2018 and $3.1 million at December 31, 2017.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017
Allowance for loan losses on originated loans:
Balance at beginning of period	$233.9	$232.8	$231.3	$230.8	$229.2
Charge-offs	(7.3)	(6.4)	(4.7)	(4.4)	(6.4)
Recoveries	1.3	1.0	1.9	1.4	1.2

Net loan charge-offs	(6.0)	(5.4)	(2.8)	(3.0)	(5.2)
Provision for loan losses	8.4	6.5	4.3	3.5	6.8

Balance at end of period	236.3	233.9	232.8	231.3	230.8

Allowance for loan losses on acquired loans:
Balance at beginning of period	4.1	4.0	4.0	3.6	4.2
Charge-offs	(1.8)	(2.0)	(2.5)	(1.8)	(1.5)
Recoveries	0.3	0.4	0.3	0.3	0.2

Net loan charge-offs	(1.5)	(1.6)	(2.2)	(1.5)	(1.3)
Provision for loan losses	1.5	1.7	2.2	1.9	0.7

Balance at end of period	4.1	4.1	4.0	4.0	3.6

Total allowance for loan losses	$240.4	$238.0	$236.8	$235.3	$234.4

Originated commercial allowance for loan losses as a percentage of originated commercial loans	0.93%	0.94%	0.93%	0.94%	0.93%
Originated retail allowance for loan losses as a percentage of originated retail loans	0.36	0.36	0.36	0.36	0.35
Total originated allowance for loan losses as a percentage of:
Originated loans	0.77	0.78	0.77	0.78	0.77
Originated non-performing loans	140.9	147.9	138.4	149.3	155.2

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017
Commercial:
Commercial real estate	$1.4	$1.7	$0.7	$0.5	$1.5
Commercial and industrial	1.4	2.2	1.7	1.7	2.1
Equipment financing	4.4	2.9	2.6	1.6	2.0

Total	7.2	6.8	5.0	3.8	5.6

Retail:
Residential mortgage	—	0.1	(0.1)	0.2	0.2
Home equity	0.1	(0.1)	—	0.4	0.5
Other consumer	0.2	0.2	0.1	0.1	0.2

Total	0.3	0.2	—	0.7	0.9

Total net loan charge-offs	$7.5	$7.0	$5.0	$4.5	$6.5

Net loan charge-offs to average total loans (annualized)	0.09%	0.09%	0.06%	0.06%	0.08%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
Total non-interest expense	$262.7	$241.3	$248.6	$243.5	$239.7	$996.1	$960.3

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(8.0)	(0.5)	(2.9)	—	(1.6)	(11.4)	(30.6)

Total	(8.0)	(0.5)	(2.9)	—	(1.6)	(11.4)	(30.6)

Operating non-interest expense	254.7	240.8	245.7	243.5	238.1	984.7	929.7

Operating lease expense	(9.8)	(8.9)	(8.7)	(9.0)	(8.9)	(36.4)	(35.2)
Amortization of other acquisition-related intangible assets	(6.9)	(4.9)	(4.9)	(5.1)	(7.9)	(21.8)	(30.0)
Other (1)	(1.6)	(1.8)	(1.7)	(1.3)	(1.4)	(6.4)	(5.1)

Total non-interest expense for efficiency ratio	$236.4	$225.2	$230.4	$228.1	$219.9	$920.1	$859.4

Net interest income (FTE basis)	$339.5	$313.0	$307.8	$302.1	$304.1	$1,262.4	$1,143.2
Total non-interest income	88.7	92.3	94.9	90.4	87.3	366.4	352.9

Total revenues	428.2	405.3	402.7	392.5	391.4	1,628.8	1,496.1
Adjustments:
Operating lease expense	(9.8)	(8.9)	(8.7)	(9.0)	(8.9)	(36.4)	(35.2)
BOLI FTE adjustment	0.5	0.6	0.4	0.4	0.8	1.9	3.4
Net security losses (gains)	10.0	(0.1)	—	(0.1)	9.8	9.8	25.4
Other (2)	—	—	—	—	(1.3)	—	(1.3)

Total revenues for efficiency ratio	$428.9	$396.9	$394.4	$383.8	$391.8	$1,604.1	$1,488.4

Efficiency ratio	55.1%	56.7%	58.4%	59.4%	56.1%	57.4%	57.7%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and deducted from total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Twelve Months Ended
(dollars in millions, except per common share data)	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
Net income available to common shareholders	$129.4	$113.5	$106.7	$104.4	$102.7	$454.0	$323.1

Adjustments to arrive at operating earnings:
Merger-related expenses	8.0	0.5	2.9	—	1.6	11.4	30.6
Security losses associated with tax reform (1)	10.0	—	—	—	10.0	10.0	10.0

Total pre-tax adjustments	18.0	0.5	2.9	—	11.6	21.4	40.6
Tax effect (2)	(13.2)	(0.2)	(0.6)	—	(9.8)	(14.0)	(17.9)

Total adjustments, net of tax	4.8	0.3	2.3	—	1.8	7.4	22.7

Operating earnings	$134.2	$113.8	$109.0	$104.4	$104.5	$461.4	$345.8

Diluted EPS, as reported	$0.35	$0.33	$0.31	$0.30	$0.30	$1.29	$0.97

Adjustments to arrive at operating EPS:
Merger-related expenses	0.01	—	0.01	—	0.01	0.02	0.07
Security losses associated with tax reform	0.02	—	—	—	0.02	0.02	0.02
Tax benefit associated with tax reform	(0.02)	—	—	—	(0.02)	(0.02)	(0.02)

Total adjustments per common share	0.01	—	0.01	—	0.01	0.02	0.07

Operating EPS	$0.36	$0.33	$0.32	$0.30	$0.31	$1.31	$1.04

Average total assets	$47,721	$44,245	$44,110	$44,011	$44,039	$45,030	$42,582

Operating return on average assets (annualized)	1.12%	1.03%	0.99%	0.95%	0.95%	1.02%	0.81%

(1)	Security losses incurred as a tax planning strategy in response to tax reform-related benefits are considered non-operating.
(2)

Includes $9.2 million for the three and twelve months ended December 31, 2018 and $6.5 million for the three and twelve months ended December 31, 2017 of benefits realized in connection with tax reform.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
Operating earnings	$134.2	$113.8	$109.0	$104.4	$104.5	$461.4	$345.8

Average stockholders’ equity	$6,515	$5,937	$5,870	$5,820	$5,774	$6,037	$5,592
Less: Average preferred stock	244	244	244	244	244	244	244

Average common equity	6,271	5,693	5,626	5,576	5,530	5,793	5,348
Less: Average goodwill and average other acquisition-related intangible assets	2,807	2,572	2,554	2,558	2,564	2,623	2,410

Average tangible common equity	$3,464	$3,121	$3,072	$3,018	$2,966	$3,170	$2,938

Operating return on average tangible common equity (annualized)	15.5%	14.6%	14.2%	13.8%	14.1%	14.6%	11.8%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Twelve Months Ended
(dollars in millions)	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
Common dividends paid	$65.1	$60.0	$59.9	$58.8	$58.6	$243.8	$227.9

Operating earnings	$134.2	$113.8	$109.0	$104.4	$104.5	$461.4	$345.8

Operating common dividend payout ratio	48.5%	52.7%	55.0%	56.3%	56.1%	52.8%	65.9%

TANGIBLE COMMON EQUITY RATIO

(dollars in millions)	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017
Total stockholders’ equity	$6,534	$5,959	$5,900	$5,845	$5,820
Less: Preferred stock	244	244	244	244	244

Common equity	6,290	5,715	5,656	5,601	5,576
Less: Goodwill and other acquisition-related intangible assets	2,866	2,569	2,574	2,555	2,560

Tangible common equity	$3,424	$3,146	$3,082	$3,046	$3,016

Total assets	$47,877	$44,133	$44,575	$44,101	$44,453
Less: Goodwill and other acquisition-related intangible assets	2,866	2,569	2,574	2,555	2,560

Tangible assets	$45,011	$41,564	$42,001	$41,546	$41,893

Tangible common equity ratio	7.6%	7.6%	7.3%	7.3%	7.2%

TANGIBLE BOOK VALUE PER COMMON SHARE

(in millions, except per common share data)	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017
Tangible common equity	$3,424	$3,146	$3,082	$3,046	$3,016

Common shares issued	466.32	437.74	437.06	436.56	435.64
Less: Shares classified as treasury shares	89.03	89.02	89.02	89.02	89.04
Unallocated ESOP shares	6.27	6.36	6.45	6.53	6.62

Common shares	371.02	342.36	341.59	341.01	339.98

Tangible book value per common share	$9.23	$9.19	$9.02	$8.93	$8.87